                                                                      EXHIBIT 21

                               SEMCO ENERGY, INC.

                              List of Subsidiaries
                         Exhibit 21 to Form 10-K (2004)

As of December 31, 2004, the subsidiaries of SEMCO Energy, Inc. (the Registrant) were:

-     Alaska Pipeline Company, an Alaska corporation

- NORSTAR Pipeline Company, Inc., an Alaska corporation (a subsidiary of Alaska Pipeline Company)

-     Aretech Information Services, Inc., a Michigan corporation

-     Hotflame Gas, Inc., a Michigan corporation

- SEMCO Construction Parent Company (formerly known as EnStructure Corporation, Sub-Surface Resources, Inc. and prior thereto, NATCOMM, Inc.), a Michigan corporation

- SEMCO Georgia Construction Company (formerly known as Flint Construction Company), a Georgia corporation (a subsidiary of SEMCO Construction Parent Company)

- SEMCO Iowa Construction Company (formerly known as Iowa Pipeline Associates, Inc.), a Michigan corporation (a subsidiary of SEMCO Construction Parent Company)

- Long's Underground Technologies, Inc., a Michigan corporation (a subsidiary of SEMCO Construction Parent Company)

- SEMCO Michigan Construction Company (formerly known as Sub-Surface Construction Co.), a Michigan corporation (a subsidiary of SEMCO Construction Parent Company)

-     SEMCO Energy Ventures, Inc., a Michigan corporation

- SEMCO Gas Storage Company, a Michigan corporation (a subsidiary of SEMCO Energy Ventures, Inc.)

- SEMCO Pipeline Company, a Michigan corporation (a subsidiary of SEMCO Energy Ventures, Inc.)

Each of the above-listed companies does business only under its respective corporate name as indicated above, except as follows:

- SEMCO Energy, Inc. does business in Alaska under the name ENSTAR Natural Gas Company and in Michigan as Battle Creek Gas Company and SEMCO Energy Gas Company.

- Aretech Information Services, Inc. does business in Michigan under the name Arenet.net and Arenet.

- SEMCO Georgia Construction Company does business in Oklahoma and West Virginia under the name FCCO, Inc.